Exhibit 32.1
CERTIFICATION PURSUANT
TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the accompanying Quarterly Report on Form 10-Q of SearchMedia Holdings Limited for the quarter ended March 31, 2010 (the “Report”), the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SearchMedia Holdings Limited.

By:	/s/ Paul Conway

Paul Conway
Chief Executive Officer
December 15, 2010
     The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes—Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document of SearchMedia Holdings Limited or the certifying officers.